Exhibit 99.1

Dr. Ram Sesha,

Chief Executive Officer,

Protect Pharmaceutical Corporation.

116 Village Boulevard, Suite 300,

Princeton, NJ 08540.

Dear Ram,

Owing to other preoccupations, I will be unable to serve on the Board of Directors of Protect. I therefore tender my resignation and would request you to confirm its acceptance.

Sincerely,

Dipak Chattaraj